                 CALLING PLATFORM AND NETWORK AGENCY AGREEMENT

                                                                    Exhibit 10.9

THIS AGREEMENT is entered into this 15th day of Oct., 1997 (("Effective Date") by and between TELTRUST COMMUNICATIONS SERVICES, INC. ("TELTRUST"), a Utah corporation with its principal place of business at 221 North Charles Lindbergh Drive, Salt Lake City, Utah 84116 and BELLSOUTH LONG DISTANCE, INC. ("BSLD"), a Delaware corporation with its principal place of business at 32 Perimeter Center East, Atlanta GA 30346 (hereinafter collectively referred to as the "Parties").

                                   RECITALS:

     WHEREAS, TELTRUST offers carrier services including live operator services, automated platform services, directory assistance services, network and related telecommunications services; and

     WHEREAS, BSLD has a Proprietary Access Platform through which End User Customers can obtain access to carrier services and have these services billed through various methods, including BellSouth's Global Calling Card; and

     WHEREAS, BSLD has entered into a billing and collection agreement which allows BSLD to provide billing services for certain calls placed via proprietary-access means, and TELTRUST desires to obtain such billing services from BSLD on the terms and conditions contained herein; and

     WHEREAS, based on the specific mutual obligations and commitments as set forth below, the Parties desire to enter into a business relationship in which TELTRUST provides operator, network and related telecommunications services to End User Customers accessing BSLD's Proprietary Access Platform, and BSLD performs limited billing services on behalf of TELTRUST;

     NOW, THEREFORE, in consideration of mutual covenants herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION I.     CONTRACT DEFINITIONS

1.1 Affiliate: A company or entity in which BellSouth Corporation holds an equity or equivalent financial interest, e.g. BellSouth Cellular, BellSouth Telecommunications, etc.

1.2 AIN: Advanced Intelligent Network. Database maintained to store and receive queries on BSLD's proprietary calling cards.

1.3     ANI: Automatic Number Identification, e.g., a telephone number.

1.4 Automated Call Processing: Services provided through TELTRUST's automated switching platform.

1.5 Automated Collect Call: A collect call that is placed through a switching platform that performs the same functions as a live operator, i.e. obtaining the caller's name, acceptance of charges by the bill to party, etc., through a computerized mechanism.

1.6 BellSouth Region: The nine state area currently served by BellSouth Telecommunications, consisting of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

1.7 BSLD Proprietary Access Platform (PAP): The software and other intellectual property that reside on TELTRUST's calling platform which provides End Users access to services available on the calling platform. The PAP provides menus and prompts that allow End Users to select the services he or she wishes to use. All calls by End Users, utilizing the 800/888 access number contemplated by this Agreement, must access the PAP prior to receiving any calling platform services or being transported for termination.

1.8 BST: BellSouth Telecommunications, Inc. An Affiliate of BSLD, and a billing and collection provider of BSLD.

1.9 BTN: Billing Telephone Number. The number associated with a specific account which carries all pertinent billing information to which a completed operator or network platform services call will be billed.

1.10 Bong Tone: The tone heard by an End User Customer after having reached TELTRUST automated platforms.

1.11 Branding: Depending on the context, the association of the BellSouth name to an End User Customer with a BellSouth service, or a TELTRUST name to an End User Customer with a TELTRUST service.

1.12 Call Attempt: An attempt made by an End User to place any call type contemplated in this Agreement. A call attempt may result in either a Completed Call or an Incomplete Call.

1.13 Change Request: Request from either Party to revise the processing of services, or add new services to the terms and conditions of this Agreement, in accordance with defined, written requirements.

1.14 Clearing House: The provider of bill clearing services whereby Call Records are submitted to the LEC for billing and collections via the LEC billing system.

1.15 Call Rating: Process whereby TELTRUST rates calls using its software and in accordance with TELTRUST tariffs, as selected by BSLD.

1.16 Calling Card: A non-proprietary card issued to End User Customers, generally by Local Exchange Carriers, that can be used to bill completed calls. Calling card databases are maintained via LIDB in order that calling card numbers can be validated prior to placing and billing a call.

1.17 CDR: Call Detail Record. Record relating to individual telephone calls originated by End User Customers via the BSLD Proprietary Access Platform.

1.18 Completed Call: A call attempt that reaches the TELTRUST platform or a TELTRUST live operator via BSLD's Proprietary Access Platform, that results in successful connection between the calling and called party.

1.19 Credit Card: A card issued to End User Customers by banking or other institutions, e.g. MasterCard, VISA, American Express, that is used to bill completed calls.

1.20 Directory Assistance: Service accessed via BSLD's Proprietary Access Platform whereby a TELTRUST directory assistance operator attempts to locate a telephone number listing or an address listing, or both, for a BSLD or Affiliate End User Customer.

                                       2
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

1.21 Directory Assistance - Call Completion: Automated system accessed via BSLD's Proprietary Access Platform providing an End User Customer of Directory Assistance the ability to complete a call to the number for which the End User Customer sought a telephone number listing or an address listing, or both, without having to hang up and initiate a new call.

1.22 EMI: Exchange Message Interface. The industry standard record layout for the exchange of messages between telecommunication providers. The EMI standards are maintained and provided by Bellcore in its Documentation SR-320.

1.23 End User Customer: A consumer, who may or may not be a BSLD or Affiliate proprietary card holder, who places, or attempts to place, any type of telephone call as described in this Agreement. Also referred to as "End User".

1.24 Full Market Entry Date: The first day of the month following the date upon which BSLD obtains all necessary legal authority, including any authority required under 47 U.S.C. Section 271(d) to provide non-incidental originating interLATA telecommunications service in all states in the BellSouth Region.

1.25 Fully Automated Calling Card Call: A call placed by dialing the proprietary access number to BSLD's Proprietary Access Platform, followed by entering a destination number, hearing a bong tone, and finally the proprietary or calling card number. May also be placed by dialing a 0 in designated locations, followed by the destination number and, upon hearing a bong tone, entering the proprietary or calling card or credit card number. In either event, no operator intervention is required.

1.26 General Assistance: An automated service offering from BSLD's Proprietary Access Platform that enables End User Customers to obtain calling card information or other like information from BellSouth, without requiring a call to be billed by TELTRUST.

1.27 Gross Billings Accepted: Shall be defined as gross revenue transmitted to BST by BSLD for billing less any LEC rejects by BST. Also, defined as Total Revenue accepted on the BST Confirmation Report #4310.

1.28 Incomplete Call: A call attempt that reaches the TELTRUST platform or a TELTRUST live operator via BSLD's Proprietary Access Platform that does not result in a connection between the calling and called party.

1.29 International Call: A call attempt to a destination other than the United States and its outlying territories. May include calls placed by dialing 011 or 01 plus the applicable country and city code, or calls placed to other countries utilizing the North American Numbering Plan.

1.30 IXC: Inter-Exchange Carrier. A provider of long distance telephone services to End User Customers.

1.31 LEC: Local Exchange Carrier. A provider of local telephone services to End User Customers.

1.32 LIDB: Line Information Database. Database utilized for validation of billing methods; maintained by Local Exchange Carriers and containing BTNs that accept billing of 0+ or 0- calls, or both.

1.33 Live Operator Services: All services which require the intervention and assistance of a live operator.

                                       3
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

1.34 Market Entry Date: The first day of the month following the date upon which BSLD obtains all necessary legal authority, including any authority required under 47 U.S.C. Section 271(d) to provide non-incidental originating interLATA telecommunications service in a given BellSouth Region state.

1.35 North American Numbering Plan: The series of 10 digits dialed to reach a destination in North America.

1.36 Operator Assisted Calling Card Call: A call billed to a proprietary or LEC calling card with the assistance of a live operator.

1.37 Operator Assisted Credit Card Call: A call billed to a credit card with the assistance of a live operator.

1.38 Operator Assisted Collect Call: A call billed to the called to party with the assistance of a live operator.

1.39 Operator Assisted Third-Party Billed Call: A call billed to a third-party with the assistance of a live operator.

1.40 Operator Assisted General Assistance Call: A call placed to a live operator by an End User Customer requesting rate information, refund and repair information, time of day information, and other like information and which does not result in a call being placed by TELTRUST's operator.

1.41 PBA: Post Billing Adjustment. Credits issued to end user customer accounts for charges that have been billed to these accounts, which in turn modifies (adjusts) the total settlement balance due TELTRUST from BSLD.

1.42 Person-to-Person Call: An operator-assisted call in which the caller requests to speak with a particular person. Charges on a Person-to-Person Call may be billed to the called party, via the proprietary card, or via an alternative billing method, i.e. credit card, calling card, third-party.

1.43 Proprietary Calling Card: A card issued by BSLD or its Affiliate for use by its End User Customers.

1.44 PARS: Purchase of Accounts Receivable. Statement sent to TELTRUST by BSLD detailing the amount due TELTRUST for the Purchase of Accounts Receivable ("PAR"). Includes TELTRUST transmitted revenue and associated Taxes received, and recourse or settlement amounts such as unbillables, post-billing adjustments and uncollectible-realized amounts, and Settlement Allowance recoursed to TELTRUST for the given settlement period.

1.45 Station-to-Station Call: Any operator assisted call in which the calling party does not specify a party with whom he or she must be connected (e.g. person-to-person), and for which billing will occur once answer supervision is received as a result of the called number answering.

1.46 Taxes: All taxes including, but not limited to, federal, state or local sales, use, excise, gross receipts or other receipts, or other taxes or tax-like fees (including tariff surcharges) imposed on or with respect to TELTRUST's services, excluding however, ad valorem property taxes, state and local privilege and license taxes based on gross revenue, taxes measured by net income, and any taxes or amounts in lieu of the foregoing excluded items.

1.47 Teltrust Commission Statement: Shall be defined as TELTRUST's monthly commission settlement statement to BSLD outlining commission payable on gross billings accepted for the applicable settlement period.

                                       4
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

1.48 Unbillable: TELTRUST messages BSLD is unable to bill to an End User Customer account through its billing and collection agreement with BST.

1.49 Uncollectible: Billed End User Customer charges where BSLD is unable to effect collection because the End User Customer does not pay the charge.

1.50 Validation: Process by which a BTN is determined to be authorized and in good standing by the issuer.


SECTION II.  CALLING PLATFORM AND NETWORK SERVICES

2.1      BSLD's Proprietary Access Platform.

         [***]

2.2      Calling Platform and Network Facilities.

         2.2.1 End User Customers will place calls by dialing a proprietary 800 or 888 access number, which will be routed by TELTRUST to BSLD's PAP. BSLD's PAP will then, based on End User Customer prompts, transfer the call to TELTRUST's appropriate platform and network facilities.

         2.2.2 The compensation for all of BSLD's PAP services performed by BSLD on behalf of TELTRUST for End User Customers over the term of this Agreement shall be reflected in the commission as set forth in Section 5.2.2.

         2.2.3   Call Types Available Via BSLD's Proprietary Access Platform.

                 The following types of calls will be permitted via BSLD's PAP, through End User-selected options on BSLD's PAP menu:

                 2.2.3.1 Fully Automated Calling Card Calls. These call types shall include BSLD proprietary cards, non-proprietary LEC calling card calls, and credit card calls. They are allowed by End User Customers entering a "l" at BSLD's PAP menu.

                                       5
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

* Portions of this Agreement have been redacted to preserve the Company's confidential information

     2.2.3.2 Automated Collect Calls. These call types are allowed by End User Customers entering a "2" at BSLD's PAP menu.

     2.2.3.3 Directory Assistance Calls. These call types are allowed either by End User Customers entering a "3" at BSLD's PAP menu, or by End User Customers placing a fully automated calling card call with Directory Assistance identified as the destination number.

               2.2.3.3.a) TELTRUST shall provide trained directory assistance operators, access to its national database for United States listings twenty-four (24) hours a day, seven
                          (7) days a week. TELTRUST shall provide directory assistance services for End User Customer inquiries who identify the city and state in which the desired called party resides.

     2.2.3.4 General Assistance and other Customer Service Calls. These call types are allowed by End User Customers entering a "4" at BSLD's PAP menu.

               2.2.3.4.a) TELTRUST shall provide connection to BSLD's designated customer care/fulfillment center when End User Customers enter a "1" at the General Assistance menu in order for End User Customers to order BellSouth calling card calls. The telephone number will be provided by BSLD.

               2.2.3.4.b) TELTRUST shall provide connection to BSLD's designated fraud or customer service center when End User Customers enter a "2" at the General Assistance menu in order for End User Customers to gain calling card assistance from BellSouth. BSLD will provide dialing instructions to TELTRUST to complete these calls.

               2.2.3.4.c) TELTRUST live operators will connect End User
                          Customers requesting card fulfillment services to BSLD's designated center. TELTRUST live operators will also connect End User Customers with customer service or card troubles to BSLD's designated fraud or customer service center via an unannounced collect call to that center.

     2.2.3.5 Live Operator Services. Access to a live operator for call assistance will be provided by TELTRUST when an End User Customer enters a "0" at BSLD's PAP menu, when the End User Customer does not successfully complete a call from elsewhere on BSLD's PAP menu, or when the End User Customer does not enter a digit to complete the call processing.

               TELTRUST shall provide trained bilingual (English and Spanish) live call assistance operators twenty-four (24) hours a day, seven (7) days a week. Call assistance operators shall provide live operator services for the following types of calls:

               (1) Operator Assisted Calling Card Call
               (2) Operator Assisted Credit Card Call
               (3) Operator Assisted Collect Call
               (4) Operator Assisted Third-Party Billed Call

                                       6
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

                  These services may be provided on a station-to-station or person-to-person basis.

        2.2.3.6 Other call types or services may be added to the existing BSLD PAP as agreed upon in writing by the Parties.



2.3     Network

        2.3.1 TELTRUST shall be responsible for securing the network inbound access, responsible organization, interconnection and facilities in order that calls may be delivered to BSLD's PAP and, if necessary, from BSLD's PAP to TELTRUST's calling platform. Calls may originate from any location within the United States and its outlying territories, and from other selected areas that are included in the North American Numbering Plan.

        [***]


        2.3.3 TELTRUST shall be responsible for completing calls to their destination, either via its own network or via transport agreements with other IXCs.

        2.3.4 TELTRUST shall be responsible for all costs associated with the acquisition, installation and maintenance of necessary switching equipment to facilitate the call volumes projected by BSLD, as detailed in Exhibit II. TELTRUST will install its switch(es) and calling platform facilities at the site(s) mutually agreeable to both parties. TELTRUST shall be responsible for all costs covering the facilities between the switch(es) in Atlanta (or other locations as needed) and its operator center(s).

        2.3.5 Unless otherwise agreed to by the parities, TELTRUST will comply with SS7 signaling requirements for network interconnection with BSLD or TELTRUST's IXC(s), or both. SS7 signaling will be provided for both setup and call validation.

        2.3.6 Switching and transport equipment utilized by TELTRUST to provide services pursuant to this Agreement shall meet or exceed industry performance requirements specified and as applicable in BellCore's Generic Requirements, GR-929-Core, Issue 1, Revision 1, December 1995. If any unit does not meet current requirements, TELTRUST will establish a Quality Council with the manufacturer and initiate action to bring the product or products in compliance.

        2.3.7 Any TELTRUST provided point-to-point trunk group carrying traffic referred to in this Agreement shall be engineered as follows:

                                       7
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

               Method: Neal-Wilkinson B.01, Low day-to-day variation or industry standard equivalent
               Peakedness Factor: 1.3

               This engineering standard may be modified by mutual agreement of the parties.

2.4    Validation

       2.4.1 TELTRUST is responsible to ensure that all calls accessed via BSLD's PAP (excepting general assistance or other non-bill affecting calls) will be validated using all commercially reasonable steps.

       2.4.2 BSLD shall ensure that its proprietary cards are maintained and accessible for validation by TELTRUST, either through BSLD's AIN database, or through LIDB, or both. However, the parties acknowledge that BSLD's AIN database will not be operational on the effective date of this Agreement. BSLD will provide thirty
               (30) days written notice to TELTRUST as to when the AIN will become operational; until that time, TELTRUST will validate calls only against LIDB.

       2.4.3   Service Outages.

               2.4.3.1 In the event of service outages resulting in TELTRUST's inability to receive data from either AIN, when operational, or LIDB, TELTRUST shall rely on internal software providing algorithmic analysis, NPA analysis and negative databases. TELTRUST shall immediately notify BSLD in writing via facsimile in the event of a database services outage exceeding fifteen (15) consecutive minutes.

               2.4.3.2 TELTRUST reserves the right, with notice to BSLD, to suspend processing of calls billed to commercial credit cards, in the event of a service outage.

       2.4.6   Fraud Control

               2.4.6.1 BSLD will provide selected fraud control and management services on behalf of TELTRUST for all call which access BSLD's PAP. The terms and conditions of these services will be, to the best of BSLD's ability, in accordance with the terms of its Fraud Management agreement with other suppliers, of which TELTRUST will be provided copies for its reference, and whose terms, as they may apply to TELTRUST, form an integral part of this Agreement. TELTRUST agrees to keep confidential all terms of BSLD's Fraud Management agreement in accordance with the conditions specified in Section 9, Confidentiality and Non-Disclosure.

               2.4.6.2 The compensation for all fraud control and management services performed by BSLD on behalf of TELTRUST over the term of this Agreement shall be reflected in the commission arrangement as set forth in Section 5.2.2.

                                       8
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

                2.4.6.3 TELTRUST shall permit BSLD review and monitoring rights towards call activity generated on TELTRUST's calling platform residing on BSLD-exclusive switches, in order that BSLD may provide assistance and support towards performing fraud control procedures.



2.5     Call Rating

        2.5.1 TELTRUST shall provide software and other appropriate systems to format and rate calls, in accordance with Section 2.6.1.1, in order that call records will be submitted either (1) to BSLD for clearinghouse services; or (2) to another clearinghouse provider designated by TELTRUST; as mutually agreed to by the Parties.

2.6     Reporting

        2.6.1 TELTRUST will provide to BSLD on a daily basis, unless otherwise mutually agreed, the following files:

                [***]

                2.6.1.2 The Parties shall determine mutually acceptable methods and procedures for data transfer, including procedures related to failed data transmissions. These methods and procedures will be documented within thirty (30) days of the effective date of this Agreement.

                2.6.1.3 TELTRUST agrees that it will disclose to BSLD all End User Customer information for all End User Customers who authorize TELTRUST to provide such disclosure.

2.7     Quality of Services

        2.7.1 TELTRUST shall provide the services described in this Agreement in conformance with the appropriate industry standards for like services. The parties shall mutually develop network surveillance procedures that will allow BSLD to monitor TELTRUST's network integrity and quality. Once the procedures are established, the Parties agree to meet quarterly, or sooner if necessary, to review performance and related issues.

                                       9
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

        2.7.2 TELTRUST shall provide weekly reports that indicate the quality of service being provided to End Users. The parties shall mutually develop format for the reports that is agreeable to both parties. However, at a minimum, the report format shall be sufficient to ensure the trunk engineering standard for each trunk group under TELTRUST's control is in accordance with
                Section 2.3.7.


        [***]

SECTION III.  BILLING SERVICES

3.1     Records/Data Transmission.

        3.1.1 TELTRUST shall provide to BSLD on a daily basis by 8:00 a.m. Eastern Time, unless otherwise mutually agreed, call detail records (CDRs) for all call attempts and all services contemplated in this Agreement. A CDR is generated for each call attempt received by TELTRUST switch(es) via the proprietary access method. The parties agree to use good faith efforts to negotiate a Service Level Agreement to document the manner and format by which TELTRUST will provide CDRs to BSLD.

        [***]

        3.1.3 Only messages provided by TELTRUST in connection with the BSLD's Proprietary Access Platform shall be covered by this Agreement. TELTRUST shall not submit messages to BSLD for billing if such messages are not eligible to bill under this agreement, unless otherwise agreed to by the Parties.

3.2     Data Processing and Outclearing

        3.2.1 Upon receipt of TELTRUST CDRs, BSLD will promptly process the CDRs through its system edits and screens. Those records that pass BSLD's edits and screens shall be considered valid billing records. Those CDRs that do not pass BSLD edits and screens shall be returned to TELTRUST, either for correction or for outclearing through alternate means. No BSLD Clearinghouse Fee shall apply to such records.

                                      10

                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

     3.2.2 BSLD will reformat the CDRs into EMI format. BSLD will remit CDRs that pass through its edits and screens to BST within two (2) business days after receipt.

     3.2.3 TELTRUST's name, along with the associated valid EMI billing records accepted by BST, will appear on the BSLD bill page of the BST telephone bill. BSLD shall separately identify TELTRUST messages from its own or other messages.

     3.2.4 Records rejected for billing by BST will be investigated by BSLD for possible correction and resubmission. The Parties will agree to the establishment of reject and resubmission methods and procedures.

     3.2.5 Unbillable records rejected by BST, through no fault of BSLD, shall be charged the same Clearinghouse Fee as described in Exhibit I. BSLD shall return such records to TELTRUST in the format received from BST.

     3.2.6 Unbillable records which are resubmitted to BST for billing and collection shall be charged the standard Clearinghouse Fee as described in Exhibit I.

     3.2.7 BSLD will provide to TELTRUST daily confirmation of messages accepted for outclearing. BSLD will also provide to TELTRUST daily confirmation of message processing activity between BSLD and BST on TELTRUST's behalf.

3.3  Reports and Returns

     3.3.1 BSLD shall provide to TELTRUST those billing and collection reports which relate specifically to TELTRUST call activity. Such reports shall include (and be provided within the following time frames):

            (a)     Rejected CDRs (daily)
            (b)     Unbillable CDRs (daily)
            (c)     Taxes (monthly)
            (d)     Post Billing Adjustments (monthly)
            (e)     Bad Debts by Account (monthly)

            Such reports shall be provided in a paper format at the initiation of this Agreement. BSLD agrees to supply the detail to TELTRUST in a mechanized format once it develops the means to do so.


SECTION IV. BILLING AND COLLECTIONS.

[***]

                                      11
                          BSLD/TEL TRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

[***]

SECTION V  PAYMENTS AND SETTLEMENTS.

5.1  BSLD Payment Obligations to TELTRUST.

     [***]

            5.1.1.2 LEC Rejects. TELTRUST revenue accepted by BSLD but rejected for billing by BST. These messages will be investigated for error correction and resubmission in accordance with Section 3.2.4. LEC Rejects will reduce TELTRUST accounts receivable only after it is discovered that the reject did not occur due to error on the part of BSLD or BST.

            5.1.1.3 Taxes. For each settlement period, taxes associated with TELTRUST's billed messages will be determined by BST, and added to TELTRUST's accounts

                                      12
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

                    receivable. Tax reports reconciling the amount of increase will be provided on a monthly basis.

          5.1.1.4 Unbillables. For each settlement period, BSLD will calculate TELTRUST's amount of messages that cannot be billed to End User Customers, and reduce TELTRUST's accounts receivables by the total amount. BSLD will provide a summary report of unbillables activity.

          5.1.1.5 Post Billing Adjustments. For each settlement period, BSLD will calculate the amount of accounts receivable previously purchased in which an adjustment was granted to the End User Customer's account, and reduce TELTRUST's accounts receivable by the total amount. BSLD will provide a summary report of PBA activity on an adjustment or account level basis, and where available, on an adjusted message level basis.

          5.1.1.6 Bad Debts. For each settlement period, BSLD will calculate the amount of net realized End User Customer bad debts on accounts receivable previously purchased, and reduce TELTRUST's accounts receivable the total net amount. Net realized bad debts are made up of two parts:

                    (1) Actual write-offs of End User Customer amounts due that have been removed from the books after completion of standard collection efforts;
                    (2) Recoveries on previously written off End User Customer amounts due.

                    Taxes associated with the realized bad debt amounts are also reported on the PARS Statement and recoursed to TELTRUST in the same month in which the revenue is written off or recovered. BSLD will provide a summary report of bad debt and recovery activity on an account level basis.

          5.1.1.7 Clearinghouse Fees. For each settlement period, BSLD will calculate the amount of clearinghouse fees for all messages outcleared by BSLD for billing purposes, and reduce TELTRUST's accounts receivable by the total. The clearinghouse fees are set forth in Section 5.2.1.1.

          5.1.1.8 Other Adjustments. BSLD will add or subtract other amounts that affect the net realized purchase amount Such amounts include, but are not limited to, settlement of claims or corrections of previous PAR activities, and Settlement Reserve as explained in Section 5.1.2. BSLD shall supporting documentation for such adjustments where applicable.

          [***]

                                      13
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

     [***]

5.2  TELTRUST Payment Obligations to BSLD

     5.2.1  Clearinghouse Fees

            5.2.1.1 For those messages identified as requiring outclearing by
                    BSLD to BST for billing, BSLD shall assess TELTRUST a charge per message outcleared as set forth in Exhibit I.

     5.2.2  Commission

            [***]

                                      14
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

     [***]

SECTION VI  TAXES.

6.1  Taxes - Bill Processing Service

     6.1.1 BSLD shall compute, bill and collect all applicable Taxes to its End Users and remit such Taxes to TELTRUST through the PARS process. BSLD shall use the same tax practice and procedures (including exemption procedures) to apply Taxes on similar or comparable BSLD services, unless notified in writing by TELTRUST to do otherwise. BSLD shall implement any legislated tax law or tax rate changes into its procedures as required by applicable tax law for services billed by BSLD. TELTRUST shall give BSLD instructions for application of Taxes for any new services in the form of an Change Request. TELTRUST will provide BSLD with written notification for any taxes or taxing requirements that may apply to it and not to the BSLD including but not limited to those taxes or taxing requirements covered by agreements with the taxing authority.

     6.1.2 TELTRUST has the right to review BSLD's)'s tax procedures and supporting documentation, and BSLD shall supply TELTRUST with such documentation upon request by TELTRUST at a mutually agreeable location. TELTRUST can request BSLD to change its tax procedures with respect to applying and billing Taxes on TELTRUST's messages via a Change Request.

     6.1.3 BSLD shall furnish to TELTRUST on a timely basis, all information and reports in its possession reasonably necessary for TELTRUST to file its tax returns within the applicable filing period. TELTRUST may request modifications to BSLD reporting for Taxes via a Change Request. TELTRUST shall file all returns for all such Taxes with the applicable taxing authority and pay or remit all such Taxes to the applicable taxing authority. BSLD shall have no responsibility for payments of Taxes to the taxing authorities.

     6.1.4 BSLD shall use the same Tax exemption status with respect to TELTRUST's End Users as it uses for its own End User Customers, and when requested by BSLD, furnish copies of such information as may be in its possession regarding Tax exemption of End User Customers. BSLD shall maintain information regarding Tax exemption status of

                                      15
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

            TELTRUST's End User Customers in a reasonably accurate and complete manner. End User Customer status information shall be maintained by BSLD in the same manner as it would maintain records for its own End User Customers. TELTRUST may review information relating to End User Customer's Tax exemption status and request that BSLD change Tax exemption status with respect to TELTRUST's services as mutually agreed upon by the tax departments of both Parties.

     6.1.5 BSLD is responsible for ensuring the implementation of any legislated Tax rate changes on Taxes currently being charged to End User Customers on TELTRUST's behalf, which are also being billed for BSLD's End User Customers.

6.2 BSLD shall not remit Taxes to TELTRUST when it is not able to do so as a result of legal restrictions; however, TELTRUST reserves the right to challenge such determinations.

6.3 BSLD shall not be entitled to retain or receive any statutory fee or share of Taxes that the person collecting or remitting such Taxes is entitled under applicable law.

6.4 BSLD, as directed by BST, shall be responsible for calculating and billing any foreign states' taxes associated with a jurisdiction where the call originates in a state other than the billing state.

6.5 TELTRUST understands and agrees that BSLD is merely providing services with respect the billing and collection of Taxes hereunder.

6.6 All communications with taxing authorities regarding Taxes applicable to TELTRUST shall be the responsibility of TELTRUST.

6.7  Taxes - Indemnity and Recourse

     6.7.1 BSLD agrees to indemnify, hold harmless, and defend (at BSLD's expense) TELTRUST from and against any liability or loss resulting from Taxes, penalties, interest, additions to Tax surcharges, or other charges or payable expenses (including reasonable attorney's fees) incurred by TELTRUST as a result of the willful misconduct or gross negligence of BSLD to accurately calculate and bill Taxes as instructed by TELTRUST pursuant to Section 6.2 hereto. Such indemnity shall be provided to TELTRUST on an after tax basis.

     6.7.2 TELTRUST shall indemnify, hold harmless, and defend (at TELTRUST's expense) BSLD from and against any liability or loss resulting from any Taxes, penalties, interest, additions to Tax surcharges, or other charges or payable expenses (including reasonable attorney's fees) incurred by BSLD as a result of:

            6.7.2.1 TELTRUST's failure to pay any Tax or file any return or other information as required by law or the Agreement; or

            6.7.2.2 BSLD complying with the Agreement or with any determination or direction by or advice of TELTRUST provided in writing by TELTRUST, or BSLD correctly using this information provided in writing by TELTRUST in performing any Tax-related service hereunder; or

            6.7.2.3 BSLD acting or failing to take any action with respect to any Tax which is the subject of this Agreement.

     6.7.3 Notwithstanding the above, such indemnity is conditioned upon BSLD providing TELTRUST or TELTRUST providing BSLD with notice (which notice shall be given

                                      16
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement
            allowing the Party time to file a response, but in no event more than ten (10) business days of receipt of assessment) of any assessment of any additional Taxes, penalties, or interest due with respect to this Agreement. BSLD shall receive a copy of all filings in any such preceding, protest or legal challenge, all rulings issued in connection therewith and all correspondence between TELTRUST and the taxing authority.

     6.7.4 If TELTRUST disagrees that any Taxes are payable by BSLD, disagrees with an assessment of any additional Taxes, penalties, interest, additions to tax surcharges, or other charges or payable expenses due by BSLD as a result of BSLD's billing to TELTRUST for services under this Agreement, TELTRUST shall, at its option and expense (including, if required by a taxing authority, payment of such Tax, penalty and interest before final resolution of the issue) have the right to seek administrative relief, a ruling, judicial review (original or appellate level) or other appropriate review (in a manner deemed appropriate by TELTRUST, as to the applicability of any Tax, penalty or interest, or to protest any assessment and direct any legal challenge filed with the Internal Revenue Service or in a court of law such assessment, and shall be liable hereunder for any such amount ultimately determined to be due.

     6.7.5 Any legal proceeding or any other action with respect to BSLD and with respect to any asserted liability or additional Taxes due by BSLD shall be under BSLD's direction, but TELTRUST shall be consulted. Any legal proceeding or any other action with respect to TELTRUST and with respect to any asserted liability of additional Taxes due by TELTRUST shall be under TELTRUST's direction, but BSLD shall be consulted. In any event, both Parties shall fully cooperate with each other as to the asserted liability. TELTRUST shall bear all the costs of any such action undertaken at its specific request. BSLD shall bear the costs of any such action undertaken absent such a request from TELTRUST.

6.8 Gross Receipts Taxes. BSLD is outclearing TELTRUST's revenues for a specific fee. BSLD shall not report these billings as its own receipts for gross receipts tax purposes or any other tax purpose.

6.9 Taxes Associated with Service Charges. Should any Federal, State or local jurisdiction determine that sales, use, gross receipts or other receipts, or any other taxes (including interest, penalties and surcharges thereon) are due by BSLD as a result of BSLD's or its billing provider's provision of services and such taxes have not already been billed through BSLD and paid by TELTRUST, BSLD shall advise TELTRUST and TELTRUST shall be liable for any such taxes, interest, penalties, and surcharges, and TELTRUST shall immediately reimburse BSLD for the amount of such taxes, interest, penalties and surcharges paid by BSLD. If TELTRUST disagrees with BSLD's determination that any Taxes are due, TELTRUST shall, at its option and expense, including immediate payment of any such assessment, have the right to seek a ruling as to the inapplicability of any such tax or to protest any assessment and participate in any legal challenge to such assessment, but shall be liable for any Tax, penalty, surcharge and interest ultimately determined to be due.

6.10 Billing Agent. For purposes of this Section VI, Taxes, BSLD shall be defined to include its authorized billing agents.

SECTION VII TERM AND TERMINATION

7.1 The Initial Contract Term of this Agreement shall begin on October 15, 1997, the effective date, and end on October 15, 1999, and may renew in full force and effect, automatically on monthly basis unless agreed to otherwise by the Parties. BSLD may terminate the Agreement for


                                      17
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement
     convenience by providing a sixty (60) day written notice. However, in the event BSLD terminates the Agreement, pursuant to this Section 7.1, twelve months or sooner from the effective date, a [***] early termination fee will apply from the date of termination through the twelfth (12th) month.

7.2 BSLD may, upon thirty (30) days notice, terminate this Agreement without penalty or prejudice, provided BSLD utilizes TELTRUST services under the terms and conditions of the Operator and Network Services Agreement, signed between the Parties, dated November 21, 1996.

7.3 TELTRUST may terminate this Agreement with reasonable notice to BSLD in the event BSLD is in default of any payment obligations under this Agreement, provided that BSLD has failed to cure such non-payment within thirty (30) calendar days of notification. TELTRUST may also terminate this Agreement at any time in the event BSLD is in breach of its performance obligations under this Agreement, and provided BSLD fails to take all commercially reasonable steps to cure such breach or default within sixty (60) calendar days after written notice of such default or breach is given to BSLD.

7.4 BSLD may terminate this Agreement with reasonable notice to TELTRUST in the event TELTRUST is in default of any payment obligations under this Agreement, provided that TELTRUST has failed to cure such non-payment within thirty (30) calendar days of notification. BSLD may also terminate this Agreement at any time in the event TELTRUST is in breach of its performance obligations under this Agreement, and provided TELTRUST fails to take all commercially reasonable steps to cure such breach or default within sixty (60) calendar days after written notice of such default or breach is given to TELTRUST.

[***]


SECTION VIII BRANDING AND REGULATORY ISSUES.

8.1 TELTRUST shall provide branding and call rating in accordance with its federal and state tariffs.

8.2 TELTRUST represents that it has all necessary legal authority to charge and collect the rates for services contemplated in this Agreement, and that TELTRUST complies with applicable regulatory requirements incident to such rates. TELTRUST shall supply to BSLD, at its request, copies of any applicable state and federal tariffs, certifications or other documentation governing authority and rates, terms and conditions of TELTRUST service provisioning.

8.3 BSLD represents that it has all necessary legal authority to perform the services contemplated in this Agreement, and that BSLD complies with applicable regulatory requirements incident to such services.

SECTION IX. CONFIDENTIALITY AND NON-DISCLOSURE.

9.1  Confidential Information

     9.1.1 Information furnished or disclosed by one Party or its agent or representative (the "Originating Party") to the other Party or its agent or representative (the "Receiving Party") in connection with or in contemplation of this Agreement, or relating to current or anticipated voice and data telecommunications needs of BSLD or its Participating Affiliates (including but not limited to proposals, contracts, tariff and contract drafts,

                                      18
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement


* Portions of this Agreement have been redacted to preserve the Company's confidential information.

            specifications, drawings, network designs and design proposals, pricing information, strategic plans, computer programs, software and documentation, and other technical or business information related to current anticipated TELTRUST or BSLD products and services) shall be "Confidential Information".

     9.1.2 If such information is in written or other tangible form (including, without limitation, information incorporated in computer software or held in electronic storage media) when disclosed to the Receiving Party, it shall be Confidential Information only if it is identified by clear and conspicuous markings to be confidential or proprietary information, or both, of the Originating Party; provided, however, that all written proposals exchanged between the Parties regarding pricing of the Services shall be Confidential Information, whether or not expressly indicated by markings or statements to be confidential or proprietary.

     9.1.3 If such information is not in writing or other tangible form when disclosed to the Receiving Party, it shall be Confidential Information only if:

            (1) The original disclosure of the information is accompanied by a statement that the information is confidential or proprietary, or both; and

            (2) The Originating Party provides a written description of the information so disclosed, in detail reasonably sufficient to identify such information, to the Receiving Party within thirty (30) calendar days after such original disclosure.

     9.1.4 The terms and conditions of this Agreement shall be deemed Confidential Information as to which each Party shall be both an Originating Party and a Receiving Party.

     9.1.5 Confidential Information shall be deemed the Property of the Originating Party.

     9.1.6  The following categories of information shall not be Confidential
            Information:

            9.1.6.1 Known to the Receiving Party without restriction when received, or thereafter developed independently by the Receiving Party; or

            9.1.6.2 Lawfully obtained from a source other than the Originating Party through no breach of confidence by the Receiving Party; or

            9.1.6.3 In the Public domain when received, or thereafter enters the public domain through no fault of the Receiving Party; or

            9.1.6.4 Disclosed by the Originating Party to a third party without restriction; or

            9.1.6.5 Lawfully in the possession of the Receiving Party at the time of receipt from the Originating Party.

     9.1.7 Rights and obligations provided in this Section shall take precedence over specific legends or statements associated with information when received.

9.2  Protection of Confidential Information

     9.2.1 A Receiving Party shall hold all Confidential Information in confidence during the Term of this Agreement and for a period of three (3) years following the end of the Term or such other period as the Parties may agree. During that period, the Receiving Party:

                                       19
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

            9.2.1.1 Shall use such Confidential Information solely in furtherance of the matters contemplated by this Agreement and related to either Party's performance of this Agreement;

            9.2.1.2 Shall reproduce such Confidential Information only to the extent necessary for such purposes;

            9.2.1.3 Shall restrict disclosure of such Confidential Information to such of its employees or its Affiliate's employees as have a need to know such information for such purposes only;

            9.2.1.4 Shall advise any employees and agents to whom such Confidential Information is disclosed of the obligations assumed in this Agreement;

            9.2.1.5 Shall not disclose any Confidential Information to any third party (not including disclosure to a BellSouth subsidiary or persons identified in Section 9.3 and
                      Section 9.5) without prior written approval of the Originating Party except as expressly provided in this Agreement; and

            9.2.1.6 Shall take such other reasonable measures as are necessary to prevent the disclosure, unauthorized use or publication of Confidential Information as a prudent business person would take to protect its own similar confidential information, including, at a minimum, the same measures it uses to prevent the disclosure, unauthorized use or publication or its own similar proprietary or confidential information.

9.3 Disclosure to or by Affiliates, Consultants or Subcontractors. In the absence of a contrary instruction by a Party, such Party's Affiliates, consultants, subcontractors and agents performing work in connection with this Agreement shall be deemed agents of such Party for purposes of receipt or disclosure of Confidential Information. Accordingly, any receipt or disclosure of Confidential Information by a Party's Affiliate, or its consultant or subcontractor performing work in connection with this Agreement, shall be deemed a receipt or disclosure by the Party.

9.4  Return or Destruction of Confidential Information.

     9.4.1 Upon termination of this Agreement, or at an earlier time if the information is no longer needed for the purposes described in
            Section 9.2.1.1, each Party shall cease use of Confidential Information received from the other Party and shall use its best efforts to destroy all such Confidential Information, including copies thereof, then in its possession or control. Alternatively, or at the request of the Originating Party, the Receiving Party shall use its best efforts to return all such Confidential Information and copies of the Originating Party.

     9.4.2 Any Confidential Information that is contained in databases or mechanized systems in such a manner that it reasonably cannot be isolated for destruction or return, shall continue to be held in confidence subject to the provisions of this Agreement.

     9.4.3 The rights and obligations of the Parties under this Agreement with respect to any Confidential Information return to the Originating Party shall survive the return of the Confidential Information.

9.5 Required Disclosure. A Receiving Party may disclose Confidential Information if such- disclosure is in response to an order or request from a court, the FCC or other regulatory body provided, however, that before making such disclosure, the Receiving Party shall first give the

                                      20
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

     Originating Party reasonable notice and opportunity to object to the order or request, or obtain a protective order covering the Confidential Information to be disclosed, or both.


SECTION X.  INDEMNIFICATION AND LIMITATION OF LIABILITY.

10.1 Indemnification. Each Party (as "Indemnitor") shall indemnify, defend and hold harmless the other Party (as "Indemnitee") from and against any and all liabilities, costs, damages, fines, assessments, penalties and expenses (including reasonable attorney's fees) resulting from: (a) breach of any provision in this Agreement by the Indemnitor, its employees or operators; or (b) any misrepresentation or illegal act of Indemnitor, its employees or operators, arising out of the Indemnitor's performance hereunder.

10.2 Limitation of Liability. The liability of either Party for damages resulting in whole or in part from or arising in connection with the furnishing of service under this Agreement, including but not limited to mistakes, omissions, interruptions, delays, errors or other defects shall not exceed an amount equal to the charges under this Agreement applicable to the specific call or service that was affected. No other liability shall attach to TELTRUST including, but not limited to, liability for special, indirect, or consequential damages arising from or in connection with the furnishing of service or equipment hereunder. This limitation shall not apply to instances of gross negligence or willful misconduct.

10.3 Warranties. THE WARRANTIES AND REMEDIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES AND REMEDIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER, AND ARE IN LIEU OF ANY OTHER WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

SECTION XL DISPUTE RESOLUTION.

11.1 Mediation. In the event of a material breach of any of the terms or conditions of this Agreement, the wronged Party shall inform the other Party of such breach in writing, which writing shall serve as notice to cure or rectify such breach. The other Party shall have sixty (60) calendar days from receipt of such notice to cure or rectify such breach, except for non-payment, as described in Sections 7.3 and 7.4. If, however, after sixty (60) calendar days the wronged Party has not received a satisfactory remedy, the Parties shall agree to submit all disputes 'for mediation in accordance with the rules of the Center for Public Resources. The mediation, unless otherwise mutually agreed upon by the Parties, shall be conducted in Atlanta, Georgia for any dispute submitted by TELTRUST, or in Salt Lake City, Utah for any dispute submitted by BSLD. The Parties shall use their best efforts to conclude any mediation initiated hereunder within forty-five (45) calendar days, unless otherwise agreed to in writing by the Parties, from the initiation of such mediation.

11.2 Arbitration. If after the initial time period referred to in Section 11.1 above expires without resolution of the outstanding dispute, either Party may request that the dispute be settled by binding arbitration in accordance with the rules of the Center for Public Resources. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec 1, et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction.

                                      21
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

SECTION XII. MISCELLANEOUS.

12.1 Notice. Unless otherwise agreed herein, all notices, requests, or other communications shall be in writing, effective when received, to the following unless subsequently changed in writing:


     TELTRUST Communications Service, Inc.  BellSouth Long Distance, Inc.
     221 N. Charles Lindbergh Drive         32 Perimeter Center East
     Salt Lake City, UT 84116               Atlanta, GA 30346 Attn:
     Vice-President & General Counsel       Attn: Sr. Director Carrier Relations
     Phone: (801) 535-2000                  Phone: (770) 352-3000
     Facsimile: (801)535-2080               Facsimile: (770)352-3181

12.2 Compliance with Applicable Law.

     12.2.1 This Agreement is made subject to all present and future orders, rules and regulations of any regulatory body having jurisdiction over the subject matter hereof, and to the laws of the United States of America or any of its states having jurisdiction over the Parties and the subject matter contained herein (collectively, "Applicable Law"). In the event this Agreement or any of its provisions shall be found contrary to, or in conflict with, any such Applicable Law, this Agreement shall be deemed modified to the extent necessary to comply with such Applicable Law, and shall be modified in such a way as the Parties mutually agree is consistent with the form, intent, and purpose of its surviving provisions.

     12.2.2 This Agreement shall be construed in accordance with and supports the state Tariffs which deal with the provision of services by BSLD or its billing services provider to ership IXCs such as TELTRUST. It is expressly understood and acknowledged that the intrastate billing services are provided pursuant to and under the terms and conditions of the applicable state Tariffs in effect. In the event of any conflict between this Agreement and the state Tariffs, the state Tariffs regarding intrastate traffic shall prevail. It is understood by both Parties that regulatory action may supersede the terms and conditions of this Agreement.

     12.2.3 TELTRUST shall obtain and keep current Federal, State and local licenses or approvals that may be required to carry the traffic or otherwise conduct the business for which BSLD is outclearing hereunder. TELTRUST is solely and fully responsible to BSLD for any damages incurred due to breach of this obligation. COPIES OF ALL REQUIRED CERTIFICATIONS AND APPROVALS, IN THE APPLICABLE JURISDICTIONS, OBTAINED BY TELTRUST SHALL BE FURNISHED TO BSLD BEFORE THE IMPLEMENTATION OF THIS AGREEMENT OR, IF ISSUED DURING THE TERM OF THIS AGREEMENT, WITHIN THIRTY (30) DAYS OF ISSUANCE.

     12.2.4 BSLD shall obtain and keep current all Federal, State and local licenses or approvals and comply with other such regulations as may be applicable to the Services performed by BSLD hereunder.

12.3 Policy Statements. TELTRUST agrees that it will abide by all reasonable policy statements issued by BSLD regarding the provision of services to BellSouth customers. In the event that TELTRUST fails to abide by said policy statements, BSLD may terminate this Agreement pursuant to Section 7.4.

                                      22
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

12.4 Audit Rights. Each Party (as Auditor") shall have the right to perform audits as described herein of the services provided to it by the other Party (as "Auditee"). The audit will be located at the Auditee's company location during normal business hours, and will be performed only on information that reasonably may bear upon the provision of services specified as part of this Agreement. Unless otherwise agreed, Auditor shall be limited to one audit per calendar year. Auditor shall give notice of its intent to perform an audit at least thirty (30) calendar days prior to the proposed commencement date. Such notice will include the specific objective of the audit, the proposed commencement date, primary Auditor contact names, and to the best of Auditor's ability, the information requested for review. Auditee will make reasonable efforts to ensure that all information requested by Auditor and required to perform an audit, subject to information deemed to be proprietary and confidential information relating to other Auditee client or product activity, will be made available by the audit commencement date. Within sixty (60) calendar days after the conclusion of an audit, Auditor will prepare a final written report, identifying any deficiencies found and documenting any claims associated with the audit. Upon receipt of Auditor's final report, Auditee will investigate all findings and claims, and provide a written response to Auditor within thirty (30) calendar days. Each Party will bear its own expenses in connection with performing an audit.

12.5 GOVERNING LAW. With respect to any lawsuit or binding arbitration involving this Agreement, the Parties hereto agree that the prevailing law shall be that of the State of Georgia.

12.6 COSTS OF ENFORCEMENT. In the event of litigation arising from the enforcement of this Agreement the parties hereto agree that all costs, including reasonable attorney's fees of the prevailing Party shall be paid by the losing Party, unless otherwise agreed.

12.7 NO AGENCY. Neither party is authorized to act as an agent for, or legal representative of, the other Party and neither Party shall have authority to assume or create any obligation on behalf of, in the name of, or binding upon, the other Party. Provision of services hereunder shall not create a partnership, joint venture or other like relationship between the Parties.

12.8 INTELLECTUAL PROPERTY.

     12.8.1 Neither BSLD nor TELTRUST shall use the others trade names, trademarks or service marks ("Marks"), nor permit them to be displayed or used by third parties, except as specifically provided in this Agreement or upon other prior written approval of the other Party. Nothing in this Agreement creates in a Party rights in the trade names, trademarks or service marks of the other Party.

     12.8.2 Except as otherwise specifically provided in this Agreement, neither BSLD nor TELTRUST will: (a) use the other Party's corporate logos, trade dress, or other symbols that serve to identify and distinguish such other party from its competitors (or use confusingly similar corporate logos, trade dress or such other symbols); or (b) conduct business under the other Party's corporate or trade names, logos, trademarks, servicemarks, trade dress, or other symbols that serve to identify and distinguish such other Party from its competitors (or under any cunfusingly similay corporate or trade names, logos, trademarks, service marks, trade dress or such other symbols.)

     12.8.3 BSLD or its contractors or agents may develop specification, drawings, documentation, concepts, methods, techniques, processes, adaptations and ideas including, but not limited to, software (hereinafter "Software") for the purpose of rendering Services under this Agreement. Unless otherwise agreed by authorized representatives of the Parties, in writing, in advance of the creation of the Software, BSLD shall own all right, title and interest, including copyright, in and to the Software.

                                      23
                           BSLD/TELTRUST Proprietary
                     subject to Confidentiality Agreement

     12.9 Waiver of Breach. Failure of either Party to exercise any rights granted to it hereunder upon any breach or default by such Party shall not be deemed a waiver in the event of further breaches or defaults.

     12.10 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated to any other entity, except for subsidiaries or affiliates, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. TELTRUST may, without further permission but with proper notice to BSLD, assign its right to receive payment from BSLD.

     12.11 Entire Agreement. This Agreement, together with the attached Exhibits, represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other agreements between the Parties relating to the services provided hereunder.

     12.12 Force Majeure. With the exception of BSLD's obligation to make payments to TELTRUST as provided for herein, neither Party hereto shall be obliged to perform its obligations or commitments hereunder if prevented therefrom by reason of labor disputes, equipment or software failures, government regulations, court injunctions, acts of nature, accidents, fires, floods or any other occurrence beyond the control of the Party involved, including the failure of third party providers, such as suppliers of telephone lines to deliver adequate or timely services. In the event either Party curtails or suspends its services or obligations as provided under this Section 12.11, it shall incur no liability to the other Party or to any other party or entity arising therefrom.

     12.13 Modification of Agreement. This Agreement, including its Exhibits, may be amended, modified or supplemented only by a separate written document executed by both Parties.

     12.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of either Party.

     12.15 Survival. The Parties agree that the termination of this Agreement pursuant to any provision or section hereof, or for any other reason, shall not affect or terminate any obligation or liability incurred or assumed by either Party before the effective date of termination of this Agreement, and the provisions of this Agreement shall survive its termination with respect to conclusion of any unresolved matters relating to the Services performed before termination.

     12.16 Descriptive Headings. Descriptive headings in this Agreement are for convenience only and shall not affect the content or construction of this Agreement.

                                      24
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.


BELLSOUTH LONG DISTANCE, INC.             TELTRUST COMMUNICATIONS SERVICES, INC.

By: /s/ William F. Reddersem              By: /s/ Marc B. Cohen
     -----------------------                  -----------------------

Name: William F. Reddersen                Name: Marc B. Cohen
Title: Group President, BellSouth Long    Title: President and C.E.O.
         Distance & Video Services

Date: 10/15/97                            Date: 10/15/97
     -----------------------                   ----------------------

                                      25
                           BSLD/TELTRUST Proprietary
                     Subject to Confidentiality Agreement

                                   EXHIBIT I
                                    of the
                             Proprietary Platform
                               Agency Agreement
                                    Between
                         BellSouth Long Distance, Inc.
                                      and
                    Teltrust Communications Services, Inc.

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.

[Prior to redaction of confidential information this Exhibit comprised 1 page.]

                                  EXHIBIT II
                                    of the
                             Proprietary Platform
                               Agency Agreement
                                    Between
                         BellSouth Long Distance, Inc.
                                      and
                    Teltrust Communications Services, Inc.

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.


[Prior to redaction of confidential information this Exhibit comprised 1 page.]

                                  EXHIBIT III
                                    of the
                             Proprietary Platform
                               Agency Agreement
                                    Between
                         BellSouth Long Distance, Inc.
                                      and
                    Teltrust Communications Services, Inc.

[***]

* Portions of this Agreement have been redacted to preserve the Company's confidential information.


[Prior to redaction of confidential information this Exhibit comprised 2 pages.]